CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-39549) and Form S-8 (Nos. 2-95451, 33-25218, 33-44191, 33-50847, 33-
50849,  33-58778,  333-15189,  333-152259,  333-38713,  333-
38881,   333-42683,  and  333-45187) of   The   Perkin-Elmer
Corporation of our report dated July 31, 1998, appearing on page 62 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 25 of this Form 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP







Stamford, Connecticut
September 25, 1998